As filed with the Securities and Exchange Commission on September 23, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Datadog, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2825503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

620 8th Avenue, 45th Floor

New York, New York 10018

(866) 329-4466

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Datadog, Inc. 2012 Equity Incentive Plan

Datadog, Inc. 2019 Equity Incentive Plan

Datadog, Inc. 2019 Employee Stock Purchase Plan

(Full titles of the plans)

Laszlo Kopits

General Counsel

Datadog, Inc.

620 8th Avenue, 45th Floor

New York, New York 10018

(866) 329-4466

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies to:

Jodie Bourdet

Nicole Brookshire

Alison Haggerty

Cooley LLP

55 Hudson Yards

New York, New York 10001

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.00001 per share
– 2019 Equity Incentive Plan	32,381,152 (2)(3)	$27.00 (8)	$ 874,291,104	$105,965
– 2019 Employee Stock Purchase Plan	6,725,000 (4)(5)	$22.95 (9)	$ 154,338,750	$ 18,706
– 2012 Equity Incentive Plan	37,469,190 (6)	— (10)	$ —	$ —
Class B Common Stock, par value $0.00001 per share
– 2012 Equity Incentive Plan	37,469,190 (7)	$2.92 (11)	$ 109,410,035	$ 13,261
Total	114,044,532		$1,138,039,889	$137,932

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class A or Class B common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A or Class B common stock, as applicable.

(2)

Represents 32,381,152 shares reserved for future issuance under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”). To the extent that any stock options outstanding under the 2012 Equity Incentive Plan (the “2012 Plan”) expire or are terminated prior to exercise, the shares of Class B common stock reserved for issuance upon the exercise of such stock options will become available for issuance as shares of Class A common stock under the 2019 Plan. See footnote 6 below.

(3)

The number of shares reserved for issuance under the 2019 Plan will automatically increase on January 1 of each year, for a period of ten years commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to 5% of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on December 31 of the preceding year; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Class A common stock.

(4)	Represents 6,725,000 shares of Class A common stock reserved for future issuance under the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”).
(5)

The number of shares reserved for issuance under the 2019 ESPP will automatically increase on January 1st of each year for a period of up to ten years, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to the lesser of (a) 1% of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on December 31st of the preceding calendar year, and (b) 10,087,500 shares of the Registrant’s Class A common stock; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Class A common stock.

(6)	Represents 37,469,190 shares of Class A common stock issuable upon conversion of Class B common stock underlying options outstanding under the 2012 Plan as of the date of this Registration Statement.
(7)

Represents shares of Class B common stock reserved for issuance pursuant to stock options outstanding under the 2012 Plan as of the date of this Registration Statement. To the extent that any such stock options expire or are terminated prior to exercise, the shares of Class B common stock reserved for issuance pursuant to such stock options will become available for issuance as shares of Class A common stock under the 2019 Plan. See footnote 2 above.

(8)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the initial public offering price of $27.00 per share of Class A common stock as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-233428) declared effective on September 18, 2019.

(9)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the initial public offering price of $27.00 per share of Class A common stock as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-233428) declared effective on September 18, 2019 multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2019 ESPP.

(10)

Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A common stock issuable upon conversion of shares of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Class B common stock.

(11)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding options granted and outstanding pursuant to the 2012 Plan.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Datadog, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus filed on September 19, 2019 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1 as amended (File No. 333-233428), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The description of the Registrant’s Class A Common Stock which is contained in a registration statement on Form 8-A filed on September 16, 2019 (File No. 001-39051) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

See the description of the Registrant’s Class A and Class B common stock contained in the Registration Statement on Form S-1 (File No. 333-233428).

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation permits indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its other officers, employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1/A	333-233428	3.2	September 9, 2019

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-233428	3.4	August 23, 2019

4.3	Form of Registrant’s Class A Common Stock Certificate.	S-1/A	333-233428	4.1	September 9, 2019

4.4*	Form of Registrant’s Class B Common Stock Certificate.

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	2012 Equity Incentive Plan and terms of agreements thereunder.	S-1	333-233428	10.2	August 23, 2019

99.3	2019 Equity Incentive Plan and terms of agreements thereunder	S-1/A	333-233428	10.3	September 9, 2019

99.4	2019 Employee Stock Purchase Plan.	S-1/A	333-233428	10.4	September 9, 2019

*	Filed herewith

ITEM 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on September 23, 2019.

DATADOG, INC.

By:	/s/ Olivier Pomel
Name:	Olivier Pomel
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Olivier Pomel and Alexis Lê-Quôc, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Olivier Pomel Olivier Pomel	Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2019

/s/ David Obstler David Obstler	Chief Financial Officer (Principal Accounting Officer)	September 23, 2019

/s/ Alexis Lê-Quôc Alexis Lê-Quôc	President, Chief Technology Officer and Director	September 23, 2019

/s/ Michael Callahan Michael Callahan	Director	September 23, 2019

/s/ Matthew Jacobson Matthew Jacobson	Director	September 23, 2019

/s/ Dev Ittycheria Dev Ittycheria	Director	September 23, 2019

/s/ Julie Richardson Julie Richardson	Director	September 23, 2019

/s/ Shardul Shah Shardul Shah	Director	September 23, 2019